                         AUTOMATIC REINSURANCE AGREEMENT

                                     between

    STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA, Worcester, Massachusetts
                     (hereinafter called the CEDING COMPANY)

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, St. Louis, Missouri
                     (hereinafter called "GENERAL AMERICAN")

                    This Agreement is Effective July 1, 1986

ARTICLE I                      AUTOMATIC COVERAGE

     A. All automatic reinsurance required by the CEDING COMPANY on conventionally underwritten risks under the policy plan listed below shall be ceded on a quota-share basis and 33 1/3% of all such amounts so ceded shall be automatically assumed by GENERAL AMERICAN in accordance with the terms of this Agreement:

                               EXCEPTIONAL LIFE II
                         EXCEPTIONAL RETIREMENT LIFE II

     B. Coverage ceded under the terms of this Agreement shall include coverage originating from issues reinsured by the CEDING COMPANY for their subsidiary SMA Life Assurance Company.

     C. If the CEDING COMPANY retains less than its maximum retention, as shown in Exhibit I, GENERAL AMERICAN shall accept automatically reinsurance in an amount not to exceed the amount retained by the CEDING COMPANY on the current application. This type of automatic reinsurance will be known as special automatic.

     D. Whenever the CEDING COMPANY is already on the risk for its maximum retention under policies previously issued, the CEDING COMPANY may automatically cede additional amounts to GENERAL AMERICAN, subject to the terms of this Agreement.

     E. The CEDING COMPANY agrees not to automatically bind GENERAL AMERICAN when:

          1. The amount to be ceded to GENERAL AMERICAN exceeds two times the maximum retention limits, as shown in Exhibit I, on any one life.

          2. The risk is a jumbo risk defined as one on which the sum of insurance already in force and the amount currently applied for in the CEDING COMPANY and in all other companies exceeds $10,000,000.

ARTICLE II                   FACULTATIVE PROVISIONS

     A. The CEDING COMPANY shall have the option to cede any case facultatively which it does not wish to cede automatically or which it may not cede automatically under the provisions of Article I.

     B. On facultative submissions GENERAL AMERICAN shall have no liability until it has communicated its final approval to the CEDING COMPANY.

     C. In no case will GENERAL AMERICAN'S offer on facultative submissions be deemed to be still open after 120 days have elapsed from the date of GENERAL AMERICAN'S offer to participate in the risk. Non-receipt of the cession or additional information within the 120 days will result in GENERAL AMERICAN closing its file and giving written notice of such action.

ARTICLE III           DETERMINATION OF NET AMOUNT AT RISK

     A. In the year of issue the amount at risk is defined as the amount of insurance reinsured.

     B. In all subsequent policy years, the amount at risk is defined as the amount of insurance reinsured less one-third of the accumulated policy value on the entire policy at the end of the prior year for automatic reinsurance and less all accumulated policy values for facultative reinsurance and any exchanges.

     C. Increases in the death benefit that are underwritten in accordance with the CEDING COMPANY'S usual underwriting standards for individually selected risks for new issues will be considered as new insurance for the purpose of determining the reinsurance amount at risk.

ARTICLE IV                    REINSURANCE PREMIUMS

     A. The basis for figuring the premiums payable for this coverage shall be determined according to the amount reinsured per insured life as follows:

          FIRST $3,000,000 REINSURED PER INSURED LIFE

             The consideration payable for this coverage shall be based on the Current Mortality Charges shown in Exhibit II, multiplied by the following percentages:

          POLICY YEAR               AUTOMATIC             FACULTATIVE
          -----------               ---------             -----------
               1                        0%                     0%
             2-10                      63%                    76%
          11 & after                   80%                    80%

     For substandard table ratings, the rates will be increased by 25% per table.

     The premium will be increased by any flat extra premium charged by insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra or 20% of any first year temporary flat extra premium, and 20% of any renewal flat extra premium.

     Increases in the death benefit that are underwritten in accordance with the CEDING COMPANY'S usual underwriting standards for individually selected risks for new issues will be treated as new business and the percentages will recommence at the first year.

        REINSURED AMOUNTS IN EXCESS OF $3,000,000 PER INSURED LIFE

          Premiums for Life reinsurance of amounts in excess of $3,000,000 per insured life will be based on the rates shown in Exhibit III.

          Flat extra premiums will be on the same basis as shown above.

     B.   Other Insured Rider

          When the Other Insured Rider is reinsured along with a base policy on the Exceptional Life II or Exceptional Retirement Life II plan, the reinsurance premium payable for coverage of this Rider will be determined by the rate basis applicable to the base policy to which the Rider is attached, with the rate adjusted for the age of the insured covered by the Rider.

     C. Reinsurance premiums on cases which terminate or are reissued to reduce the amount will be based on the exact number of days of coverage during the policy year in which termination or reduction takes place. Premiums on cases which are reinstated after coverage has ceased will be based on the exact number of days of coverage. Interest will not be taken into account in these calculations.

     D.   State Premium Tax Reimbursement

          All reinsurance premiums paid to GENERAL AMERICAN by the CEDING COMPANY shall be subject to a state premium tax reimbursement. The method of calculating the state premium tax reimbursement shall be to determine an average tax rate paid by the CEDING COMPANY, and then to apply this tax rate against the reinsurance premiums paid. Such tax rate shall be the ratio of total state premium taxes paid to total ordinary premiums received by the CEDING COMPANY. State premium tax reimbursement shall continue to be paid annually, so long as the current method of paying state premium taxes remains unchanged.

     E.   Guarantee of Rates

          For technical reasons the Life reinsurance rates cannot be guaranteed for more than one year. On all reinsurance ceded at these rates, however, GENERAL AMERICAN anticipates continuing to accept premiums on the basis of the rates as described in paragraph A of this Article.

ARTICLE V               PAYMENT OF REINSURANCE PREMIUMS

     A. CEDING COMPANY shall self-administer the business ceded and shall provide GENERAL AMERICAN with a monthly report including pertinent data relative to the business ceded, along with a monthly premium billing statement and payment of any net amount due GENERAL AMERICAN as shown on the statement.

ARTICLE VI                   ADJUSTMENT IN COVERAGE

     A. Adjustments in coverage will be made only on the policy anniversary unless the insured applies for additional coverage on an off-anniversary basis. Any such additional reinsurance will be handled as if it were a new sale.

     B.   The minimum cession amount is $25,000 for Life reinsurance.

     C. Off anniversary terminations, including death, will have pro-rata reinsurance premium adjustments but not any insurance amount adjustments.

     D. Terminations on the anniversary will not have any reinsurance premium or reinsurance amount adjustments.

ARTICLE VII                EXCHANGES OF PRIOR ISSUES

     A. Existing CEDING COMPANY or SMA Life policies in force as of the date the Exceptional Life II and Exceptional Retirement Life II plans were introduced may be exchanged for the new policies covered by this Agreement. Premiums will be based on a point in scale transfer to the premium basis covered in Article IV of this Agreement.

ARTICLE VIII                  ERRORS AND OMISSIONS

     A. GENERAL AMERICAN shall be bound as the CEDING COMPANY is bound, and it is expressly understood and agreed that if nonpayment of premium within the time specified or failure to comply with any terms of this agreement is hereby shown to be unintentional or the result of misunderstanding or oversight on the part of either the CEDING COMPANY or GENERAL AMERICAN, both the CEDING COMPANY and GENERAL AMERICAN shall be restored to the position they would have occupied had no such error or oversight occurred.

ARTICLE IX                 EXPENSE OF ORIGINAL POLICY

     A. The CEDING COMPANY shall bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

ARTICLE X              RECAPTURE PRIVILEGE AND REDUCTIONS

     A. In case the CEDING COMPANY shall increase its maximum limit of retention on policies issued on either a standard or substandard basis as shown in Exhibit I, after such policies have been in force ten years measured from the date of issue, a corresponding reduction may be made at the option of the CEDING COMPANY in the reinsurance then in force under this agreement.

     B. No reinsurance is eligible for recapture unless the CEDING COMPANY retains its maximum retention in effect at the time the policy is issued.

     C. If there is reinsurance in other companies on such risks, the necessary reduction is to be applied to the reinsurance in each company in proportion to the reinsurance in that company to the total outstanding reinsurance on the risk involved.

     D. Any policy termination or partial reduction on a wholly reinsured policy shall not affect other reinsurance in force.

     E. Any policy termination or reduction on a partially reinsured policy shall first cause a reduction in the reinsurance only on the partially reinsured policy. If other reinsurance needs to be reduced to fill the CEDING COMPANY'S retention, such reduction in reinsurance shall be proportionate among companies, in proportion to the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

     F. Any policy termination or reduction on a wholly retained case shall cause a proportionate reduction by the CEDING COMPANY in all other existing reinsurance.

     G. Whenever the initial amount of existing reinsurance under this agreement would reduce to $10,000 or less, because of recapture eligibility or reduction in coverage, that reinsurance shall be wholly recaptured.

ARTICLE XI                           CLAIMS

     A. The liability of GENERAL AMERICAN on any reinsurance under this agreement shall commence simultaneously with that of the CEDING COMPANY.

     B. In every case of loss, copies of the proofs obtained by the CEDING COMPANY shall be taken by GENERAL AMERICAN as sufficient. Copies thereof, together with proof of the amount paid on such claim by the CEDING COMPANY shall be furnished to GENERAL AMERICAN when requesting its share of the claim. However, if the amount of Life benefits or Accidental Death and Waiver of Premium benefits reinsured with GENERAL AMERICAN in connection with any claim for such benefits is in excess of the amount of such benefits retained by the CEDING COMPANY and the claim is contestable, all papers in connection with such claim should be submitted to GENERAL AMERICAN for its recommendation before any admission of any liability.

     C. The CEDING COMPANY shall notify GENERAL AMERICAN of its intention to contest, compromise, or litigate a claim, and GENERAL AMERICAN shall pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus specific expenses involved, unless it declines to be a party to the contest, compromise or litigation, in which case it shall pay the full amount of its share of the claim to the CEDING COMPANY.

     Compensation of salaried officers and employees of the CEDING COMPANY and any extra-contractual damages including punitive and exemplary damages based upon actual bad faith, failure to exercise good faith or tortious conduct of the CEDING COMPANY shall not be included in GENERAL AMERICAN'S share of the specific expenses and final settlement. In determining the existence of actual bad faith, failure to exercise good faith or tortious conduct of the CEDING COMPANY, the parties shall not be required to follow the reason indicated by the court which awarded such damages. Rather, the parties shall act in good faith to determine the actual reason for the award.

     D. For approved waiver of premium benefit claims, GENERAL AMERICAN shall pay the CEDING COMPANY premiums at the rate applicable to the original policy for life and supplemental benefits, based on the amount of waiver of premium benefit reinsured.

ARTICLE XII                      REINSTATEMENT

     A. Any policy originally reinsured in accordance with the terms and conditions of this agreement by the CEDING COMPANY may be automatically reinstated with GENERAL AMERICAN so long as the principal policy is reinstated in accordance with the terms and rules of the CEDING COMPANY.

ARTICLE XIII                       ARBITRATION

     A. Both the CEDING COMPANY and GENERAL AMERICAN shall consider this agreement from the standpoint of a "gentlemen's agreement" and not merely as a legal obligation. It may be amended from time to time by written agreement between the CEDING COMPANY and GENERAL AMERICAN. The terminology used herein as well as any procedure, either expressed or implied, shall be construed according to the custom and usage in the business.

     B. Any disagreement between the CEDING COMPANY and GENERAL AMERICAN shall be settled by arbitration. Each party shall appoint on arbitrator, and the third is to be selected by these two representatives. Should the two arbitrators not be able to agree on the choice of the third, such appointment shall be left to the President of the American Council of Life Insurance or its successor organization. It is agreed that all three arbitrators must be officers of life insurance companies other than the two parties to this agreement. The written decision of the arbitrators shall be binding on both the CEDING COMPANY and GENERAL AMERICAN. The cost of arbitration shall be borne by the losing party unless the arbitrators decide otherwise.

ARTICLE XIV                        INSOLVENCY

     A. In the event of insolvency of the CEDING COMPANY, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY.

     B. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver, or statutory successor shall give GENERAL AMERICAN written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, GENERAL AMERICAN may investigate such claim and interpose in the name of the CEDING COMPANY (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which GENERAL AMERICAN may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor.

     C. The expense thus incurred by GENERAL AMERICAN shall be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by GENERAL AMERICAN. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

ARTICLE XV                      RIGHT TO INSPECT

     A. GENERAL AMERICAN may at all reasonable times inspect in the CEDING COMPANY'S offices the original papers, records, books, files, etc., referring to the business under this agreement.

ARTICLE XVI                 TERMINATION OF AGREEMENT

     A. This agreement may be terminated at any time by either party giving three months' notice of termination in writing.

     B. The CEDING COMPANY shall continue to submit and GENERAL AMERICAN shall continue to accept cases for the three months following the date of written notice of termination.

     C. For business previously reinsured and in force, the provisions of this agreement shall continue to apply.

IN WITNESS WHEREOF, this agreement shall be effective as of 12:01 A.M., July 1, 1986, and is hereby executed in good faith between State Mutual Life Assurance Company of America, Worcester, Massachusetts, referred to as the CEDING COMPANY, and GENERAL AMERICAN LIFE INSURANCE COMPANY, St. Louis, Missouri, referred to as GENERAL AMERICAN, and duly signed by both parties' respective officers as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Attest by: /s/ Robert P. Mill, Jr.             By: /s/
           ------------------------------          -----------------------------
     Title: Assistant Vice President           Title: Vice President and Actuary
            & Associate Actuary

Date: May 18, 1987
      ----------------------------------

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

Attest by: /s/                                 By: /s/
           ------------------------------          -----------------------------
     Title: Reinsurance Treaty Specialist      Title: Vice President

Date: April 1, 1987
      -----------------------------------

                                                                       EXHIBIT I

                   STATE MUTUAL OF AMERICA RETENTION SCHEDULE

                                      LIFE

                           STANDARD RISKS,
                           SPECIAL CLASSES          SPECIAL CLASSES         SPECIAL CLASSES
                           A,B,C, & D, AND          E,F, & H, AND           J, L., & P, AND
                           FLAT EXTRAS OF           FLAT EXTRAS OF          FLAT EXTRAS OF
             AGES          $10.00 OR LESS(a)        $10.01-$20.00(b)        $20.01 AND OVER
            ------         -----------------        -----------------       ---------------
              0                  $   400,000            $ 200,000                 $ 100,000
             1-17                $   800,000            $ 600,000                 $ 200,000
            18-60                $ 1,000,000            $ 700,000                 $ 400,000
            61-70                $   700,000            $ 500,000                 $ 200,000
            71-75                $   300,000            $ 200,000                 $ 100,000
            76-80                $   200,000            $ 100,000                 $  50,000

        (a) Spouse's Insurance Rider not available above Class D.

        (b) Term policies and Term Riders not available above Class H.

     Notes: (1) The above maximum limits are also the maximums on any one life for all plans and riders combined.

            (2) There are conditions where the retention may be limited, such as in aviation, Armed Forces personnel, certain avocations, and medical classifications.

     CIVILIAN AVIATION:

                PASSENGERS                      UNDERWRITING ACTION                  RETENTION
                ----------                      -------------------                  ---------
     Company owned business planes
         To 200 hours annually                       Standard                       $ 1,000,000
        Over 200 hours annually              Individual Consideration*              $   500,000

     Charter Flying
         To 100 hours annually                       Standard                       $   500,000
        Over 100 hours annually              Individual Consideration*              $   300,000

     Private business or pleasure
         To 100 hours annually                       Standard                       $   500,000
        Over 100 hours annually              Individual Consideration*              $   300,000

     Pilots and Crew Members                                                        $   300,000

     * Require complete details of type of planes and equipment, flying terrain and qualifications of pilots.

                                                                       EXHIBIT I

                   STATE MUTUAL OF AMERICA RETENTION SCHEDULE

ARMED FORCES:

     Active Duty personnel, Reserves alerted, National Guard alerted, ROTC final college year, West Point Cadets, Annapolis Midshipmen, Air Force and Cost Guard Academy Cadets

                   AGES                            OFFICERS             ENLISTED PERSONNEL*
                   ----                            --------             -------------------
                24 and Under                      $  100,000                 $  50,000

                25 and Over                       $  150,000                 $ 100,000

     (Submarine Service, Hazardous
     Special Services, Paratroopers
     And Airborne Infantry are not
     Eligible.)

     Doctors, Dentists, Allied Specialists        $  200,000                 ----------

     Civilian participants in Reserve
     Programs entering on active duty
     for up to six months only, with
     remaining military service obligation
     to be completed in Ready Reserve

                  All Ages                        $  150,000                 $ 100,000

     *Enlisted Personnel (Pay Grades E-1 through E-3 are not eligible).

     CORONARY HISTORY: When a combination Table and Flat Extra rating is necessary.

                    AGES                          RETENTION
                    ----                          ---------
                60 and Under                      $ 250,000
                    61-70                         $ 100,000
                    71-80                         $  50,000

           WAIVER OF PREMIUM DISABILITY AND ACCIDENTAL DEATH BENEFITS

                                 Fully retained

                                                                      EXHIBIT II

                                  EL II ANNUAL

     MALE   CURRENT MORTALITY CHARGES PER $1,000 NET AMOUNT AT RISK*

            RATES VARY BY ATTAINED AGE ONLY. THE RATES ARE SET BY THE COMPANY AND ARE SUBJECT TO CHANGE AT ANY TIME.

                   ATT'D AGE              REGULAR                      NONSMOKER
                   ---------              -------                      ---------
                       0                    3.14
                       5                     .81
                      10                     .62
                      15                    1.06

                      18                    1.73                         1.37
                      19                    1.81                         1.42

                      20                    1.85                         1.44
                      21                    1.87                         1.43
                      22                    1.84                         1.40
                      23                    1.81                         1.38
                      24                    1.77                         1.34

                      25                    1.71                         1.30
                      26                    1.67                         1.27
                      27                    1.65                         1.25
                      28                    1.63                         1.23
                      29                    1.65                         1.23

                      30                    1.68                         1.23
                      31                    1.74                         1.26
                      32                    1.79                         1.28
                      33                    1.88                         1.33
                      34                    1.99                         1.38

                      35                    2.11                         1.45
                      36                    2.25                         1.53
                      37                    2.44                         1.64
                      38                    2.64                         1.76
                      39                    2.88                         1.89

                      40                    3.16                         2.02
                      41                    3.48                         2.18
                      42                    3.81                         2.33
                      43                    4.19                         2.52
                      44                    4.58                         2.71

                      45                    5.03                         2.93
                      46                    5.45                         3.12
                      47                    5.90                         3.34
                      48                    6.36                         3.56
                      49                    6.89                         3.80

                      50                    7.44                         4.06
                      51                    8.13                         4.37
                      52                    8.89                         4.72
                      53                    9.77                         5.11
                      54                   10.76                         5.55

                                                                      EXHIBIT II

                   ATT'D AGE              REGULAR                      NONSMOKER
                   ---------              -------                      ---------
                      55                   11.61                          6.04
                      56                   12.70                          6.63
                      57                   13.53                          7.26
                      58                   14.4x                          7.35
                      59                   15.3x                          8.52

                      60                   16.33                         9.25
                      61                   17.85                         10.05
                      62                   19.52                         10.94
                      63                   21.41                         11.86
                      64                   23.49                         13.09

                      65                   25.76                         14.31
                      66                   27.71                         15.59
                      67                   29.72                         16.95
                      68                   31.73                         18.38
                      69                   33.82                         19.33

                      70                   36.11                         21.53
                      71                   38.61                         23.47
                      72                   41.44                         25.62
                      73                   44.60                         28.05
                      74                   47.99                         30.73

                      75                   51.68                         33.53
                      76                   57.31                         37.17
                      77                   63.1x                         41.02
                      78                   62.25                         45.02
                      79                   75.64                         49.29

                      80                   82.61                         54.00
                      81                   90.34                         59.27
                      82                   99.05                         65.26
                      83                  108.86                         72.06
                      84                  119.51                         79.55

                      85                  130.75                         87.57
                      90                  208.75                        132.32

        * RATES SHOWN ARE TWELVE TIMES THE MONTHLY RATE ADDITIONAL RATES
                           ARE AVAILABLE UPON REQUEST.

                                                                      EXHIBIT II

                                  EL II ANNUAL

     FEMALE  CURRENT MORTALITY CHARGES PER $1,000 NET AMOUNT AT RISK*

             RATES VARY BY ATTAINED AGE ONLY. THE RATES ARE SET BY THE COMPANY AND ARE SUBJECT TO CHANGE AT ANY TIME.

                   ATT'D AGE              REGULAR                      NONSMOKER
                   ---------              -------                      ---------
                       0                    2.46
                       5                     .72
                      10                     .65
                      15                     .81

                      18                    1.04                          .92
                      19                    1.07                          .94

                      20                    1.10                          .97
                      21                    1.12                          .97
                      22                    1.15                          .98
                      23                    1.17                          .98
                      24                    1.21                          .99

                      25                    1.23                          .99
                      26                    1.27                         1.02
                      27                    1.31                         1.04
                      28                    1.35                         1.06
                      29                    1.41                         1.09

                      30                    1.47                         1.13
                      31                    1.53                         1.15
                      32                    1.60                         1.18
                      33                    1.66                         1.21
                      34                    1.77                         1.26

                      35                    1.84                         1.30
                      36                    1.99                         1.38
                      37                    2.17                         1.48
                      38                    2.37                         1.60
                      39                    2.60                         1.71

                      40                    2.85                         1.83
                      41                    3.10                         1.99
                      42                    3.32                         2.15
                      43                    3.53                         2.31
                      44                    3.73                         2.47

                      45                    3.93                         2.63
                      46                    4.12                         2.79
                      47                    4.31                         2.97
                      48                    4.50                         3.16
                      49                    4.69                         3.35

                      50                    4.92                         3.58
                      51                    5.26                         3.82
                      52                    5.66                         4.09
                      53                    6.12                         4.41
                      54                    6.59                         4.73

                                                                      EXHIBIT II

                                  EL II ANNUAL

                   ATT'D AGE              REGULAR                      NONSMOKER
                   ---------              -------                      ---------
                      55                    7.08                          5.07
                      56                    7.67                          5.47
                      57                    8.25                          5.86
                      58                    8.82                          6.19
                      59                    9.41                          6.53

                      60                   10.06                          6.94
                      61                   10.75                          7.42
                      62                   11.58                          8.03
                      63                   12.71                          8.80
                      64                   13.97                          9.71

                      65                   15.38                         10.68
                      66                   16.78                         11.81
                      67                   18.24                         12.96
                      68                   19.57                         14.11
                      69                   21.05                         16.34

                      70                   22.64                         16.77
                      71                   24.69                         18.22
                      72                   27.24                         20.01
                      73                   30.36                         22.19
                      74                   34.01                         24.74

                      75                   38.09                         27.58
                      76                   43.04                         30.64
                      77                   48.36                         33.85
                      78                   54.03                         37.22
                      79                   60.22                         40.82

                      80                   67.20                         44.83
                      81                   75.22                         50.24
                      82                   84.52                         56.52
                      83                   95.26                         63.81
                      84                  108.11                         71.96

                      85                  121.40                         80.98
                      90                  196.77                        125.40

      * RATES SHOWN ARE TWELVE TIMES THE MONTHLY RATE ADDITIONAL RATES ARE
                             AVAILABLE UPON REQUEST.

                                                                      EXHIBIT II

                                  EL II ANNUAL

     CURRENT: MORTALITY CHARGES PER $1,000 NET AMOUNT AT RISKS

                        RATES VARY BY ATTAINED AGE ONLY.

                    ATT'D                                              ATT'D
                     AGE           REGULAR         NONSMOKER            AGE
                    -----          -------         ---------           -----
                     16              1.17                               16
                     17              1.29                               17
                     18              1.67             1.33              18
                     19              1.73             1.37              19

                     20              1.77             1.39              20
                     21              1.79             1.38              21
                     22              1.77             1.36              22
                     23              1.74             1.34              23
                     24              1.71             1.31              24

                     25              1.66             1.27              25
                     26              1.62             1.24              26
                     27              1.61             1.23              27
                     28              1.60             1.22              28
                     29              1.67             1.22              29

                     30              1.66             1.22              30
                     31              1.72             1.25              31
                     32              1.77             1.27              32
                     33              1.86             1.32              33
                     34              1.96             1.37              34

                     35              2.08             1.43              35
                     36              2.22             1.51              36
                     37              2.41             1.63              37
                     38              2.61             1.74              38
                     39              2.85             1.34              39

                     40              3.13             2.00              40
                     41              3.44             2.16              41
                     42              3.76             2.31              42
                     43              4.12             2.50              43
                     44              4.49             2.68              44

                     45              4.92             2.90              45
                     46              5.32             3.10              46
                     47              5.74             3.29              47
                     48              6.18             3.52              48
                     49              6.67             3.76              49

                     50              7.19             4.01              50
                     51              7.84             4.31              51
                     52              8.57             4.65              52
                     53              9.41             5.04              53
                     54             10.34             5.47              54

                                                                      EXHIBIT II

                                 ERL II ANNUAL

                    ATT'D                                              ATT'D
                     AGE           REGULAR         NONSMOKER            AGE
                    -----          -------         ---------           -----
                     55              11.34             5.95             55
                     56              12.19             6.52             56
                     57              13.04             7.12             57
                     58              13.91             7.68             58
                     59              14.79             8.31             59

                     60              15.74             9.02             60
                     61              17.14             9.79             61
                     62              19.72            10.66             62
                     63              20.54            11.64             63
                     64              22.53            12.74             64

                     65              24.72            13.95             65
                     66              26.62            15.21             66
                     67              28.57            16.56             67
                     68              30.51            17.95             68
                     69              32.54            19.43             69

                     70              34.76            21.10             70
                     71              37.21            22.64             71
                     72              40.01            25.06             72
                     73              43.16            27.46             73
                     74              46.58            30.13             74

                     75              50.31            32.94             75
                     76              55.87            36.52             76
                     77              61.70            40.30             77
                     78              67.72            44.24             78
                     79              74.09            48.44             79

                     80              81.06            53.03             80
                     81              88.82            56.36             81
                     82              97.59            64.38             82
                     83             107.48            71.23             83
                     84             118.36            73.79             84

                     85             129.80            86.90             85
                     86             143.53            95.29             86
                     87             157.66           104.0x             87
                     88             173.53           112.87             88
                     89             189.99           122.05             89

                     90             207.56           131.63             90
                     91             226.36           141.79             91
                     92             247.11           152.90             92
                     93             273.14           165.47             93
                     94             306.68           181.64             94

      * RATES SHOWN ARE TWELVE TIMES THE MONTHLY RATE. ADJUSTMENTS MUST BE
                          MADE FOR A ____ OTHER THAN 1.

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                          B-400 Nonsmoker Select Rates
                             (Age Nearest Birthday)

                                   POLICY YEAR

                                OMITTED (6 PAGES)

                                 ADDENDUM TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED July 1, 1986

                                     between

    STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA, Worcester, Massachusetts

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, St .Louis, Missouri

                   This Addendum is Effective January 1, 1987

ARTICLE I                  AUTOMATIC COVERAGE

     A. All automatic reinsurance required by STATE MUTUAL on increases in amount on the Exceptional Life I and Exceptional Retirement Life I plans shall be ceded on a quota-share basis and 33 1/3% of all such amounts so ceded shall be automatically assumed by GENERAL AMERICAN in accordance with the terms of this Addendum.

     B. Coverage ceded under the terms of this Addendum shall include coverage originating from issues reinsured by STATE MUTUAL for their subsidiary SMA Life Assurance Company.

     C. Coverage ceded under this Addendum may involve reinsurance of increases on Exceptional Life I and Exceptional Retirement Life I plans in states where the Exceptional Life II and Exceptional Retirement Life II plans covered by the basic agreement are not yet approved.

     D. For each risk on which reinsurance is ceded, STATE MUTUAL shall retain its full retention as indicated in Exhibit I of the basic agreement, either on currently issued or previously issued coverage.

     E.   If STATE MUTUAL retains less than its maximum retention, as shown in
     Exhibit I of the basic agreement, GENERAL AMERICAN shall accept automatically reinsurance in an amount not to exceed the amount retained by STATE MUTUAL on the current increase. This type of automatic reinsurance will be known as special automatic.

     F. Whenever STATE MUTUAL is already on the risk for its maximum retention under policies previously issued, STATE MUTUAL may automatically cede additional amounts to GENERAL AMERICAN, subject to the terms of this Addendum.

     G.   STATE MUTUAL agrees not to automatically bind GENERAL AMERICAN when:

          1. The amount to be ceded to GENERAL AMERICAN exceeds one and one half times the maximum retention limits, as shown in Exhibit I of the basic agreement, on any one life.

          2. The risk is a jumbo risk defined as one in which the sum of insurance already in force and the amount currently applied for in STATE MUTUAL and in all other companies exceeds $10,000,000.

ARTICLE II               FACULTATIVE PROVISIONS

     A. STATE MUTUAL shall have the option to cede any case facultatively which it does not wish to cede automatically or which it may not cede automatically under the provisions of Article I.

     B. On facultative submissions GENERAL AMERICAN shall have no liability until it has communicated its final approval to STATE MUTUAL.

     C. In no case will GENERAL AMERICAN'S offer on facultative submissions be deemed to be still open after 120 days have elapsed from the date of GENERAL AMERICAN'S offer to participate in the risk. Non-receipt of the cession or additional information within the 120 days will result in GENERAL AMERICAN closing its file and giving written notice of such action.

ARTICLE III               REINSURANCE PREMIUMS

     A. The basis for figuring the premiums payable for this coverage shall be determined according to the amount reinsured per insured life as follows:

          FIRST $3,000,000 REINSURANCE PER INSURED LIFE

              INCREASES ON EXCEPTIONAL LIFE I

                    The consideration payable for this coverage shall be based on 58% of the rates as shown in Exhibit IV. For substandard table ratings, the rates will be increased by 25% per table.

                    Flat extra premiums will receive the allowances as described in Article IV A of the basic agreement except that instead of 20%, 10% will be used.

          INCREASES ON EXCEPTIONAL RETIREMENT LIFE I

                    The consideration payable for this coverage shall be based on 65% of the rates as shown in Exhibit V. For substandard table ratings, the rates will be increased by 25% per table.

                    Flat extra premiums will receive the allowances as described in Article IV A of the basic agreement except that instead of 20%, 10% will be used.

          REINSURED AMOUNTS IN EXCESS OF $3,000,000 PER INSURED LIFE

                    Premium for life insurance of amounts in excess of
              $3,000,000 per insured life will be based on the rates shown in
              Exhibit III (Amended).

                    Flat extra premiums will receive the allowances as described in Article IV A of the basic agreement.

     B. Premium taxes paid by STATE MUTUAL on the reinsured business shall be reimbursed to STATE MUTUAL to the extent that GENERAL AMERICAN is not required to pay such taxes directly.

     C. For technical reasons the life insurance rates cannot be guaranteed for more than one year. On all reinsurance ceded at these rates, however, GENERAL AMERICAN anticipates continuing to accept premiums on the basis of the rates as described in Paragraph A of this Article.

ARTICLE IV               PREMIUM ACCOUNTING ARRANGEMENT

     A. STATE MUTUAL shall self-administer the records for the coverage ceded to GENERAL AMERICAN under the terms of this Addendum.

     B. The accounting method shall be as described in Article V of the basic agreement.

ARTICLE V                  APPLICABILITY OF ARTICLES

This Addendum is part of the Automatic Reinsurance Agreement to which it is attached and all provisions of that Agreement shall apply except those specifically modified by this Addendum.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:


                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.              By: /s/
     -------------------------------          -----------------------------
Title: Assistant Vice President           Title: Vice President and Actuary
       ----------------------------              --------------------------

Date: May 18, 1987
      -----------------------------

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

By: /s/                                   By: /s/
    --------------------------------          -----------------------------
Title: Reinsurance Treaty Specialist      Title: Vice President
       ----------------------------              --------------------------

Date: April 1, 1987
      -----------------------------

                                                                      EXHIBIT IV

                                 EL I Increases
                               Omitted (16 pages)

                                     477-0-5

                                AMENDMENT TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED July 1, 1986

                                     between

    STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA, Worcester, Massachusetts

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, St .Louis, Missouri

                  This Amendment is Effective February 1, 1987

I.   REINSURANCE PREMIUMS

     Effective for policies issued on and after January 1, 1987, Exhibit III is hereby replaced by the attached Exhibit III (Amended) and premiums for life reinsurance of amounts in excess of $3,000,000 per insured life will be based on the rates shown in Exhibit III (Amended).

II. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:


                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.              By: /s/
    --------------------------------          -----------------------------

Title: Assistant Vice President
       & Associate Actuary                Title: Vice President and Actuary

Date: May 18, 1987
      ------------------------------

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

By: /s/                                   By: /s/
    --------------------------------          -----------------------------

Title: Reinsurance Treaty Specialist      Title: Vice President

Date: April 1, 1987
      ------------------------------

                                                           EXHIBIT III (AMENDED)


                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                          RP-84 Nonsmoker Select Rates
                             (Ages Nearest Birthday)

                                   POLICY YEAR

                                OMITTED (3 pages)

                                                           EXHIBIT III (AMENDED)

                               RP-84 Select Rates

     1.   For substandard table ratings, increase rates by 22 1/2% per table.

     2. Female risk premiums are based on the male rates with a four-year age setback for ages 15 and above; for ages 11 through 14, the female rates are the same as the male age 10 rate, and for ages 0 through 10, the female rates are the same as the male rates.

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                            RP-84 Smoker Select Rates
                             (Age Nearest Birthday)

                                   POLICY YEAR

                               OMMITTED (3 pages)

                                                           EXHIBIT III (AMENDED)

                               RP-84 Select Rates

     1.   For substandard table ratings, increase rates by 22 1/2% per table.

     2. Female risk premiums are based on the male rates with a four-year age setback for ages 15 and above; for ages 11 through 14, the female rates are the same as the male age 10 rate, and for ages 0 through 10, the female rates are the same as the male rates.

                                AMENDMENT TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED July 1, 1986

                                     between

    STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA, Worcester, Massachusetts

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, St .Louis, Missouri

                  This Amendment is Effective November 2, 1987

I.   ADDITIONAL OF VARI-EXCEPTIONAL LIFE PLAN

     This Agreement is hereby amended through the addition of the Vari-Exceptional Life plan which shall be covered by it effective November 2, 1987.

     Paragraph A of Article I is hereby amended to include Vari-Exceptional Life in the list of plans covered and this list shall now read as follows:

                               EXCEPTIONAL LIFE II
                         EXCEPTIONAL RETIREMENT LIFE II
                              VARI-EXCEPTIONAL LIFE

     The premiums payable for coverage of the Vari-Exceptional Life plan shall be as described in Article IV of this Agreement, with male and female mortality charges being the same as those shown for ELII and Unisex mortality charges being the same as those shown for ERII in Exhibit II.

II. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Attest by: /s/ Robert P. Mills, Jr.         By: /s/
           ------------------------             --------------------------------
    Title: Assistant Vice President         Title:  Vice President and Actuary
           & Associate Actuary

Date: December 17, 1987
      -----------------------------

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

Attest by: /s/                         By: /s/
           ------------------------        --------------------------------
    Title: Assistant Vice President         Title: Vice President
           & Associate Actuary

Date: December 7, 1987
      -----------------------------

                          General American Letter/Memo

                              (OMMITTED) (10 pages)

                                AMENDMENT TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED July 1, 1986

                                     between

    STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA, Worcester, Massachusetts

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, St .Louis, Missouri

                  This Amendment is Effective February 1, 1988

   I.   RETENTION LIMITS

        Effective with policies dated February 1, 1988 and thereafter, the
        Exhibit I schedule of Retention Limits is hereby replaced by the attached Exhibit I (Amended 2-1-88).

   II. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.                By: /s/
        ---------------------                   ---------------------------

Title: AVP & Actuary                        Title: VP & Actuary
       ----------------------                      ------------------------

Date: February 26, 1991
      -----------------------

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

By: /s/                                     By: /s/
    -------------------------                   ---------------------------

Title: Sales Vice President                 Title: Executive Vice President
       ----------------------                      ------------------------

Date: February 5, 1991
      -----------------------

                   STATE MUTUAL OF AMERICA RETENTION SCHEDULE

                                      LIFE

                   STANDARD RISKS.
                   SPECIAL CLASSES            SPECIAL CLASSES          SPECIAL CLASSES
                   A,B,C, & D, AND            E, F, & H, AND           J, L, & P, AND
                   FLAT EXTRAS OF             FLAT EXTRAS OF           FLAT EXTRAS OF
         AGES      $10.00 OR LESS(a)          $10.01-$20.00(b)         $20.01 AND OVER
        -----      -----------------          ----------------         ---------------
            0          $   400,000               $  200,000               $  100,000
         1-17          $   800,000               $  600,000               $  200,000
        18-60          $ 1,000,000               $  700,000               $  400,000
        61-70          $   700,000               $  500,000               $  200,000
        71-75          $   300,000               $  200,000               $  100,000
        76-80          $   100,000               $  100,000               $   50,000

        (a) Spouse's Insurance Rider not available above Class D.

        (b) Term policies and Term Riders not available above Class H.

Notes:  (1) The above maximum limits are also the maximums on the any one life for all plans and riders combined.

        (2) There are conditions where the retention may be limited, such as in aviation, Armed Forces personnel, certain avocations, and medical classifications.

        (3) The minimum size reinsurance case will be $25,000.

CIVILIAN AVIATION:

         PASSENGERS                          UNDERWRITING ACTION                  RETENTION
         ----------                          -------------------                 -----------
Company owned business planes
     To 200 hours annually                          Standard                     $ 1,000,000
    Over 200hours annually                 Individual Consideration*             $   500,000

Charter Flying
     To 100 hours annually                          Standard                     $   500,000
    Over 100 hours annually                Individual Consideration*             $   300,000

Private Business or pleasure
     To 100 hours annually                          Standard                     $   500,000
    Over 100 hours annually                Individual Consideration*             $   300,000

Pilots and Crew Members                                                          $   300,000

* Require complete details of type of planes and equipment, flying terrain and qualifications of pilots.

                                                      EXHIBIT I (Amended 2-1-88)

                   STATE MUTUAL OF AMERICA RETENTION SCHEDULE

ARMED FORCES:

     Active Duty personnel. Reserves alerted. National Guard alerted. ROTC final college year, West Point Cadets, Annapolis Midshipman, Air Force and Coast Guard Academy Cadets.

                     AGES                                   OFFICERS            ENLISTED PERSONNEL
                     ----                                   --------            ------------------
      24 and Under                                         $ 100,000                $  50,000
      25 and Over                                          $ 150,000                $ 100,000

      (Submarine Service, Hazardous
      Special Services, Paratroopers
      and Airborne Infantry are not
      eligible.)

      Doctors, Dentists, Allied Specialists                $ 200,000                ---------

      Civilian participants in Reserve
      Programs entering on active duty for
      up to six months only, with remaining
      Military service obligation to be
      completed in Ready Reserve
                    All Ages                               $ 150,000                $ 100,000

      *Enlisted Personnel (Pay Grades E-1 through E-3 are not eligible).

CORONARY HISTORY: When a combination Table and Flat Extra rating is necessary.

                                     AGES               RETENTION
                                     ----               ---------
                                 60 and under           $ 300,000
                                    61-70               $ 150,000
                                    71-80               $  50,000

           WAIVER OF PREMIUM DISABILITY AND ACCIDENTAL DEATH BENEFITS

                                 Fully retained

                                     477-1-1

                                AMENDMENT TO THE

                    ADDENDUM EFFECTIVE January 1, 1987 TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED July 1, 1986

                                     between

    STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA, Worcester, Massachusetts

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, St. Louis, Missouri

                   This Amendment is Effective January 1, 1991

I.   BINDING LIMIT

     Effective with policies dated January 1, 1991 and thereafter, Paragraph G of Article I is hereby amended to read as follows:

     "G.  STATE MUTUAL agrees not to automatically bind GENERAL AMERICAN when:

          1. The amount to be ceded to GENERAL AMERICAN exceeds two times the maximum retention limits, as shown in Exhibit I of the basic agreement, on any one life.

          2. The risk is a jumbo risk defined as one on which the sum of insurance already in force and the amount currently applied for in STATE MUTUAL and in all other companies exceeds $10,000,000."

II.  All provisions of the Addendum not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.              By: /s/
    ------------------------                  ---------------------------

Title: AVP & Actuary                      Title: VP & Actuary
       ---------------------                     ------------------------

Date: February 26, 1991
      ----------------------

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

By: /s/                                   By: /s/
    ------------------------                  ---------------------------

Title: Sales Vice President               Title: Executive Vice President
       ---------------------                     ------------------------

Date: February 5, 1991
      ----------------------

                                     477-0-7
                                AMENDMENT TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED July 1, 1986

                                     between

    STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA, Worcester, Massachusetts

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, St. Louis, Missouri

                   This Amendment is Effective October 1, 1991

I.   ADDITIONAL OF VARI-EXCEPTIONAL LIFE 91 PLAN

     This Agreement is hereby amended through the addition of the Vari-Exceptional Life 91 plan which shall be covered by it effective October 1, 1991.

     Paragraph A of Article I is hereby amended to include Vari-Exceptional Life 91 in the list of plans covered and this list shall now read as follows:

                               EXCEPTIONAL LIFE II
                         EXCEPTIONAL RETIREMENT LIFE II
                              VARI-EXCEPTIONAL LIFE
                              EXCEPTIONAL LIFE PLUS
                            VARI-EXCEPTIONAL LIFE 91

     The premiums payable for coverage of the Vari-Exceptional Life 91 plan shall be as described in Article IV of this Agreement, with male and female mortality charges being the same as those shown for ELII and Unisex mortality charges being the same as those shown for ERLII in Exhibit II.

II. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.              By: /s/
    --------------------------                -----------------------------

Title: AVP & Actuary                      Title: VP & Actuary
       -----------------------                   --------------------------
Date: February 26, 1991
      ------------------------

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

By: /s/                                   By: /s/
    --------------------------                -----------------------------

Title: Sales Vice President               Title: Executive Vice President
       -----------------------                   --------------------------
Date: February 5, 1991
      ------------------------

                                     477-0-9

                                AMENDMENT TO THE

             AUTOMATIC REINSURANCE AGREEMENT Effective July 1, 1986

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
                            Worcester, Massachusetts

                                       and

                     GENERAL AMERICAN LIFE INSURANCE COMPANY
                               St. Louis, Missouri

                   This Amendment is Effective January 1, 1993

I.   RETENTION LIMITS

     Effective for policies dated January 1, 1993, and thereafter, the Exhibit I schedule of Retention Limits is hereby replaced by the attached Exhibit I (Rev. 1-1-93).

II.  REVISED PREMIUMS AND PAY PERCENTS

     Effective for policies dated January 1, 1993, and thereafter, the Exhibit III (Amended) rates are hereby replaced by the attached Exhibit III (Rev. 1-1-93) rates for life reinsurance of amounts in excess of $3,000,000 per insured life.

     Effective for policies dated January 1, 1993, and thereafter, the premiums and pay percents applicable to the Exceptional Life plans and increase on these plans, as covered under this Agreement, are hereby revised. The rates in Exhibit II, IV and V are hereby replaced by the attached Exhibit VI.

     Article IV, Paragraph A, of this Agreement is hereby revised as follows to document the above premium and pay percent changes:

     "ARTICLE IV          REINSURANCE PREMIUMS

          A. This basis for figuring the premiums payable for this coverage shall be determined according to the amount reinsured per insured life as follows:

              FIRST $3,000,000 REINSURED PER INSURED LIFE

              EXCEPTIONAL LIFE PLANS

                  The consideration payable for this coverage shall be based on the Annual Mortality Charges shown in Exhibit VI, multiplied by the following pay percentages:

                                              YEARS
                                              -----
               CLASS             1             2-10         11+
               -----             -             ----         ---
              Nonsmoker          0%             58%         72%
              Smoker             0%             62%         75%

                  For substandard table ratings, the rates will be increased by
              25% per table.

                  The premium will be increased by any flat extra premium
              charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra or 20% of any first year temporary flat extra premium, and 20% of any renewal flat extra premium.

                  Increases in the death benefit that are underwritten in
              accordance with the CEDING COMPANY'S usual underwriting standards for individually selected risks for new issues will be treated as new business and the percentages will recommence at the first year.

              INCREASES ON EXCEPTIONAL LIFE I & EXCEPTIONAL RETIREMENT LIFE I

                  The consideration payable for this coverage shall be based on the Annual Mortality Charges as shown in Exhibit VI, multiplied by the following pay percentages:

                                              YEARS
                                              -----
               CLASS             1             2-10         11+
               -----             -             ----         ---
              Nonsmoker          0%             58%         72%
              Smoker             0%             62%         75%

                  For substandard table ratings, the rates will be increased by
              25% per table.

                  The premium will be increased by any flat extra premium
              charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra or 10% of any first year temporary flat extra premium, and 10% of any renewal flat extra premium.

              REINSURED AMOUNTS IN EXCESS OF $3,000,000 PER INSURED LIFE

                  Premiums for life reinsurance of amounts in excess of
              $3,000,000 per insured life will be based on the annual rates shown in Exhibit III (Rev. 1-1-93).

                  For substandard table ratings, the rates will be increased by
              25% per table.

                  The premium will be increased by any flat extra premium
              charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra or 20% of any first year temporary flat extra premium, and 20% of any renewal flat extra premium."

III. REVISED PARTICIPATION PERCENTAGE

     Effective for policies dated January 1, 1993, and thereafter, GENEAL AMERICAN'S percentage of participation in each risk ceded shall be changed from 33 1/3% to 10%. Article I, Paragraph A, of this Agreement is hereby revised as follows to document this change:

     "ARTICLE I                           AUTOMATIC COVERAGE

        A. All automatic reinsurance required by the CEDING COMPANY on conventionally underwritten risks under the policy plans listed below shall be ceded on a quota-share basis and 10% of all such amounts so ceded shall be automatically assumed by GENERAL AMERICAN in accordance with the terms of this Agreement:

                               EXCEPTIONAL LIFE II
                          EXCEPTIONAL RETIREMENT LIFE II
                              VARI-EXCEPTIONAL LIFE
                              EXCEPTIONAL LIFE PLUS
                            VARI-EXCEPTIONAL LIFE 91
                         INCREASES ON EXCEPTIONAL LIFE I
                   INCREASES ON EXCEPTIONAL RETIREMENT LIFE I"

     IV. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.                By: /s/
    ------------------------                    ----------------------------

Title: AVP & Actuary                        Title: VP & Actuary
       ---------------------                       -------------------------
Date: August 6, 1993
      ----------------------

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

By: /s/                                     By: /s/
    ------------------------                    ----------------------------

Title: Vice President, Sales                Title: Executive Vice President
       ---------------------                       ------------------------
Date: 7/30/93
      ----------------------

Letter to Michael J. Breiner

                               (Omitted) (2 pages)

                                    EXHIBIT I

                   STATE MUTUAL OF AMERICA RETENTION SCHEDULE

                            Effective January 1, 1993

                                      LIFE

                                      STANDARD RISKS,
                                      SPECIAL CLASSES          SPECIAL CLASSES
                                      A THROUGH H AND          J,L & P, AND
                                      FLAT EXTRAS OF           FLAT EXTRAS OF
                         AGES         $20.00 OR LESS           $20.01 AND OVER
                         ----         ---------------          ---------------
                          0            $    500,000            $   250,000
                         1-60             2,000,000              1,000,000
                        61-70             1,000,000                500,000
                        71-80               500,000                250,000

        Notes:   (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

                 (2)  The minimum size reinsurance case will be $50,001.

     AVIATION

                 Any situation involving aviation will use a $500,000 retention.

     WAIVER OF PREMIUM DISABILITY & ACCIDENTAL DEATH BENEFITS

                 Fully retained

                                                       EXHIBIT III (REV. 1-1-93)


                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                               N-500 Smoker Rates
                              Age Nearest Birthday

                               (Omitted) (3 pages)

                                                       EXHIBIT III (REV. 1-1-93)


        1.  For substandard table ratings, increase rates by 25% per table.

        2. Female risk premiums are based on the male rates with a four-year age setback for ages 15 and above; for ages 11 through 14, the female rates are the same as the male age 10 rates, and for ages 0 through 10, the female rates are the same as the male rates.

                                                       EXHIBIT III (REV. 1-1-93)


                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                              N-500 Nonsmoker Rates
                              Age Nearest Birthday

                               (Omitted) (3 pages)

                            EXHIBIT III (REV. 1-1-93)

        1.  For substandard table ratings, increase rates by 25% per table.

        2. Female risk premiums are based on the male rates with a four-year age setback for ages 15 and above; for ages 11 through 14, the female rates are the same as the male age 10 rates, and for ages 0 through 10, the female rates are the same as the male rates.

                                                                    State Mutual

                            ANNUAL MORTALITY CHARGES

                                   EXHIBIT VI

                               (Omitted)(4 pages)

                                     DAC TAX
                                    AMENDMENT

This Amendment, effective January 1, 1991, between STATE MUTUAL LIFE ASSURANCE COMPANY (referred t as Ceding Company; Reinsured; you, your), and GENERAL AMERICAN LIFE INSURANCE COMPANY (referred to as General American; Reinsurer; we, us, our) hereby amends and becomes a part of the following Reinsurance Agreement(s).

DOC. NO.        EFFECTIVE DATE        DESCRIPTION
473             01-JAN-83             AUTOMATIC/FACULTATIVE AGREEMENT
474             01-AUG-83             FACULTATIVE AGREEMENT
475             01-AUG-83             FACULTATIVE AGREEMENT (SMA LIFE'S EXCEPTIONAL LIFE)
476             01-MAR-85             JX20 TREATY (DIRECT/RETRO)
477             01-JUL-86             AUTOMATIC/FACULTATIVE AGREEMENT
478             01-MAR-85             JX25 FACULTATIVE AGREEMENT
479             01-JAN-87             AUTOMATIC/FACULTATIVE AGREEMENT
480             01-JAN-87             AUTOMATIC/FAC. AGREEMENT (EXECTERMII, FLEXTERM)
648             01-MAY-89             AUTOMATIC/FACULTATIVE AGREEMENT



1. The attached DAC Tax Article, entitled Section 1.848-2(g)(8) Election, is hereby added to the Agreement.

2. This Amendment does not alter, amend or modify the Reinsurance Agreement other than as stated in this Amendment. It is subject to all of the terms and conditions of the Reinsurance Agreement together with all Amendments and Addendums.

Executed in duplicate by GENERAL AMERICAN LIFE INSURANCE COMPANY at St. Louis, Missouri, on March 22, 1993.

By: /s/
    -------------------------

Title:  Executive Vice President

Executed in duplicate by STATE MUTUAL LIFE ASSURANCE COMPANY

By: /s/ Robert P. Mills, Jr.                By: /s/
    -------------------------                   -----------------------

Title: AVP & Actuary                        Title: VP & Actuary
       ----------------------                      --------------------

Date: (illegible)
      -----------------------

                                 DAC TAX ARTICLE

                  TREASURY REG. SECTION 1.848-2(g)(8) ELECTION

The Ceding Company and the Reinsurer hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29th, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for the 1991 taxable year for all amounts of consideration arising after November 14, 1991 and for all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either the Ceding Company or the Reinsurer as appropriate.

2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29th, 1992. The term "net consideration' will refer to either net consideration as defined in Treasury Reg. Section 1.848-2(f) or 'gross premium and other consideration" as defined in Treasury Reg. Section 1.848-3(b) as appropriate.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRC Section 848(c)(1).

4. The Ceding Company and Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company and the Reinsurer also agree to exchange information which may be otherwise required by the IRS.

5. The Ceding Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the proceeding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

6. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

7. If the Reinsurer contest the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount inn their respective tax returns for the previous calendar year.

This Amendment, effective on the original Document Date, between STATE MUTUAL LIFE ASSURANCE COMPANY (referred to as Ceding Company; Reinsured; you, your), and GENERAL AMERICAN LIFE INSURANCE COMPANY (referred to as General American; Reinsurer; we, us, our) hereby amends and becomes a part of the following Reinsurance Agreement(s).

DOC. NO.        EFFECTIVE DATE        DESCRIPTION
473             01-JAN-83             AUTOMATIC/FACULTATIVE AGREEMENT
474             01-AUG-83             FACULTATIVE AGREEMENT
475             01-AUG-83             FACULTATIVE AGREEMENT (SMA LIFE'S EXCEPTIONAL LIFE)
476             01-MAR-85             JX20 TREATY (DIRECT/RETRO)
477             01-JUL-86             AUTOMATIC/FACULTATIVE AGREEMENT
478             01-MAR-85             JX25 FACULTATIVE AGREEMENT
479             01-JAN-87             AUTOMATIC/FACULTATIVE AGREEMENT
480             01-JAN-87             AUTOMATIC/FAC. AGREEMENT (EXECTERMII, FLEXTERM)
648             01-MAY-89             AUTOMATIC/FACULTATIVE AGREEMENT


1.   This amendment provides that:

     A. The reinsurance agreement shall constitute the entire agreement between the parties with respect to the business being reinsured thereunder and that there are no understandings between the parties other than as expressed in the agreement; and

     B. Any change or modification to the agreement shall be null and void unless made by amendment to the agreement and signed by both parties.

2. This Amendment does not alter, amend or modify the Reinsurance Agreement other than as stated in this Amendment. It is subject to all of the terms and conditions of the Reinsurance Agreement together with all Amendments and Addendums.

Executed in duplicate by GENERAL AMERICAN LIFE INSURANCE COMPANY at St. Louis, Missouri, on March 22, 1993.

By: /s/
    -------------------------

Title:  Executive Vice President

Executed in duplicate by STATE MUTUAL LIFE ASSURANCE COMPANY

By: /s/ Robert P. Mills, Jr.                By: /s/
    -------------------------                   ---------------------

Title: AVP & Actuary                        Title: VP & Actuary
       ----------------------                      ------------------

Date: (illegible)
      -----------------------

                                              JULY 1, 1986 REINSURANCE AGREEMENT

                       AMENDMENT TO REINSURANCE AGREEMENT

                                     between

          STATE MUTUAL LIFE ASSURANCE COMPANY, WORCESTER, MASSACHUSETTS
                (hereinafter referred to as "THE CEDING COMPANY")

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, ST. LOUIS, MISSOURI
                 (hereinafter referred to as "GENERAL AMERICAN")

                   This Amendment is Effective August 1, 1993

Effective August 1, 1993, all agreements which cede or retrocede reinsurance from THE CEDING COMPANY to GENERAL AMERICAN are amended to replace GENERAL AMERICAN with Saint Louis Reinsurance Company. On and after August 1, 1993, all past, present and future rights and responsibilities of GENERAL AMERICAN under these agreements are assigned to Saint Louis Reinsurance Company.

This amendment does not alter, amend or modify the Reinsurance Agreement other than as stated in this Amendment. It is subject to all of the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements.

IN WITNESS WHEREOF, all parties have executed this Amendment in triplicate.

GENERAL AMERICAN LIFE INSURANCE COMPANY     STATE MUTUAL LIFE ASSURANCE COMPANY


By: /s/                                     By: /s/ Robert P. Mills, Jr.
    -----------------------------               ------------------------

Title: Executive Vice President             Title: AVP & Actuary
                                                   ---------------------

Date: July 20, 1993                         Date: July 26, 1993
                                                  ----------------------


SAINT LOUIS REINSURANCE COMPANY

By: /s/
    -----------------------------

Title:  President

Date:  July 20, 1993

                                     477-2-0

                                 ADDENDUM TO THE

             AUTOMATIC REINSURANCE AGREEMENT Effective July 1, 1986

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
                            Worcester, Massachusetts
                     (hereinafter called the CEDING COMPANY)

                                       and

                         SAINT LOUIS REINSURANCE COMPANY
                               St. Louis, Missouri
                       (hereinafter called SAINT LOUIS RE)

                     This Addendum is Effective July 1, 1993

I.   ADDITION OF THE ELPLUS 93 AND VEL93 PLANS

     Effective July 1, 1993, reinsurance required by the CEDING COMPANY on the policy plans listed below will be assumed by SAINT LOUIS RE under the terms of this Agreement:

                            ELPLUS 93 (FORM #1019-93)
                              VEL93 (FORM #1018-93)

     Article I, Paragraph A, of this Agreement is hereby revised as follows to document the addition of the above plans:

                                                                         477-2-0

"ARTICLE I     AUTOMATIC COVERAGE

        A. All automatic reinsurance required by the CEDING COMPANY on conventionally underwritten risks under the policy plans listed below shall be ceded on a quota-share basis and 10% of all such amounts so ceded shall be automatically assumed by SAINT LOUIS RE in accordance with the terms of this Agreement:

                             ELPLUS (FORM #1019-93)
                               EXCEPTIONAL LIFE II
                              EXCEPTIONAL LIFE PLUS
                         EXCEPTIONAL RETIREMENT LIFE II
                              VARI-EXCEPTIONAL LIFE
                            VARI-EXCEPTIONAL LIFE 91
                              VEL93 (FORM #1018-93)
                         INCREASES ON EXCEPTIONAL LIFE I
                   INCREASES ON EXCEPTIONAL RETIREMENT LIFE I"

II. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate s follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      ---------------------------

Title: AVP & Actuary                           Title: VP & Actuary
       ----------------------                         ------------------------

Date: November 15, 1993
      -----------------------

                         SAINT LOUIS REINSURANCE COMPANY

By: /s/                                        By: /s/
    -------------------------                      ---------------------------

Title: President                               Title: Executive Vice President
       ----------------------                         ------------------------

Date: (illegible)
      -----------------------

                                    477-0-11

                                AMENDMENT TO THE

             AUTOMATIC REINSURANCE AGREEMENT Effective July 1, 1986

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
                            Worcester, Massachusetts
                     (hereinafter called the CEDING COMPANY)

                                       and

                         SAINT LOUIS REINSURANCE COMPANY
                               St. Louis, Missouri
                       (hereinafter called SAINT LOUIS RE)

                   This Amendment is Effective January 1, 1993

I.   INCREASED MINIMUM IN-FORCE NET AMOUNT AT RISK AT RENEWAL

     Effective January 1, 1993, the minimum in-force net amount at risk at renewal shall be increased to $25,001.

     Article X, Paragraph G., of this Agreement is hereby revised to read as follows:

     "G. Whenever the initial amount of existing reinsurance under this agreement would reduce to $25,000, or less, because of recapture eligibility or reduction in coverage, that reinsurance shall be wholly recaptured."

II.  SPECIAL AUTOMATIC

     Effective with policies dated January 1, 1993 and thereafter, the special automatic provision of this Agreement shall no longer apply. Paragraph C, of Article I is hereby deleted.

III. BINDING LIMIT

     Effective with policies dated January 1, 1993 and thereafter, Paragraph E of Article I is hereby amended to read as follows:

        "E.   The CEDING COMPANY agrees not to automatically bind SAINT LOUIS RE when:

              1. The amount to be ceded to SAINT LOUIS RE exceeds one times the maximum retention limits, as shown in Exhibit I (Rev. 1-1-93), on any one life.

              2. The risk is a jumbo risk defined as one on which the sum of insurance already in force and the amount currently applied for in the CEDING COMPANY and in all other companies exceeds $10,000,000."

IV. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      ---------------------------

Title: AVP & Actuary                           Title: VP & Actuary
       ----------------------                         ------------------------

Date: December 15, 1993
      -----------------------

                         SAINT LOUIS REINSURANCE COMPANY

By: /s/                                        By: /s/
    -------------------------                      ---------------------------

Title: President                               Title: Executive Vice President
       ----------------------                         ------------------------

Date: December 2, 1993
      -----------------------

                                     477-1-2

                                AMENDMENT TO THE

                    ADDENDUM Effective January 1, 1987 TO THE

             AUTOMATIC REINSURANCE AGREEMENT Effective July 1, 1986

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
                            Worcester, Massachusetts
                        (hereinafter called STATE MUTUAL)

                                       and

                         SAINT LOUIS REINSURANCE COMPANY
                               St. Louis, Missouri
                       (hereinafter called SAINT LOUIS RE)

                   This Amendment is Effective January 1, 1993

I.   SPECIAL AUTOMATIC

     Effective with policies dated January 1, 1993 and thereafter, the special automatic provision of this Addendum shall no longer apply. Paragraph E of
     Article I is hereby deleted.

II.  BINDING LIMIT

     Effective with policies dated January 1, 1993 and thereafter, Paragraph G of Article I is hereby amended to read as follows:

        "G. STATE MUTUAL agrees not to automatically bind SAINT LOUIS RE when:

        1. The amount to be ceded to SAINT LOUIS RE exceeds one times the maximum retention limits, as shown in Exhibit I (Rev. 1-1-93) of the basic agreement, on any one life.

        2. The risk is a jumbo risk defined as one on which the sum of insurance already in force and the amount currently applied for in STATE MUTUAL and in all other companies exceeds $10,000,000."

III. All provisions of the Addendum not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      ---------------------------

Title: AVP & Actuary                           Title: VP & Actuary
       ----------------------                         ------------------------

Date: December 15, 199
      -----------------------

                         SAINT LOUIS REINSURANCE COMPANY

By: /s/                                        By: /s/
    -------------------------                      ---------------------------

Title: President                               Title: Executive Vice President
       ----------------------                         ------------------------

Date: December 2, 1993
      -----------------------

                                     477-2-1

                                AMENDMENT TO THE

                       ADDENDUM DATED July 1, 1993 TO THE

             AUTOMATIC REINSURANCE AGREEMENT Effective July 1, 1986

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
                            Worcester, Massachusetts

                                       and

              SAINT LOUIS REINSURANCE COMPANY, St. Louis, Missouri

                    This Amendment is Effective April 1, 1994

I.   NEW YORK BUSINESS PREVIOUSLY ISSUED BY SMA LIFE

     Effective for business issued on and after April 1, 1994, all business previously issued in New York by SMA Life Assurance Company and retroceded to SAINT LOUIS RE by STATE MUTUAL will now be issued by STATE MUTUAL and ceded directly to SAINT LOUIS RE under the terms of this Addendum and the Agreement to which it is attached.

II. All provisions of the Addendum and Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      --------------------------

Title: AVP & Actuary                           Title: VP & Actuary
       ----------------------                         -----------------------

Date: April 27, 1994
      -----------------------

                         SAINT LOUIS REINSURANCE COMPANY

By: /s/                                        By: /s/
    -------------------------                      --------------------------

Title: Exec. V.P., Operations                  Title: Vice President
       ----------------------                         -----------------------

Date: 4-13-94
      -----------------------

                                     4770-13

                                AMENDMENT TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED July 1, 1986

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
                            Worcester, Massachusetts

                                       and

              SAINT LOUIS REINSURANCE COMPANY, St. Louis, Missouri

                  This Amendment is Effective September 1, 1989

I.   RATES BASIS - Policy DEN50005 - David Roth

     The premiums payable for the entire $3,300,000 reinsured amount at risk on Policy DEN50005 (converted from Policy D0000030) on the life of David Roth (d.o.b. 12-2-41) will be on the basis as described in Article IV for the First $3,000,000 Reinsured Per Insured Life.

II. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      -----------------------------

Title: AVP & Actuary                           Title: VP & Actuary
       ----------------------                         --------------------------

Date: June 22, 1994
      -----------------------

                         SAINT LOUIS REINSURANCE COMPANY

By: /s/                                        By: /s/
    -------------------------                      -----------------------------

Title: Senior Vice President                   Title: Executive VP Sales & Mktg.
       ----------------------                         --------------------------

Date: 6-9-94
      -----------------------

                                     477-3-0

                                 ADDENDUM TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED July 1, 1986

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
                            Worcester, Massachusetts

                                       and

              SAINT LOUIS REINSURANCE COMPANY, St. Louis, Missouri

                     This Amendment is Effective May 1, 1995

I.   ADDITION OF THE SELECT LIFE PLAN (FORM #1027-95)

     Effective May 1, 1995, reinsurance required by the CEDING COMPANY on the Variable Universal Life plan listed below will be assumed by SAINT LOUIS RE under the terms of this Agreement:

                        SELECT LIFE PLAN (FORM #1027-95)

     Article I, Paragraph A, of this Agreement is hereby revised as follows to document the addition of the above plan:

     "ARTICLE I                 AUTOMATIC COVERAGE

        A. All automatic reinsurance required by the CEDING COMPANY on conventionally underwritten risks under the policy plan listed below shall be ceded on a quota-share basis and 10% of all such amounts so ceded shall be automatically assumed by SAINT LOUIS RE in accordance with the terms of this Agreement:

                            ELPLUS 93 (FORM #1019-93)
                               EXCEPTIONAL LIFE II
                              EXCEPTIONAL LIFE PLUS
                         EXCEPTIONAL RETIREMENT LIFE II
                              VARI-EXCEPTIONAL LIFE
                            VARI-EXCEPTIONAL LIFE 91
                              VEL93 (FORM #1018-93)
                         INCREASES ON EXCEPTIONAL LIFE I
                   INCREASES ON EXCEPTIONAL RETIREMENT LIFE I
                          SELECT LIFE (FORM #1027-95)"

II.  REINSURANCE PREMIUMS

     Article IV, Paragraph A, of this Agreement is hereby revised as follows to document the premium basis applicable to the Select Life plan:

     "ARTICLE IV           REINSURANCE PREMIUMS

        A. The basis for figuring the premiums payable for this coverage shall be determined according to the amount reinsured per insured life as follows:

            FIRST $3,000,000 REINSURED PER INSURED LIFE

              EXCEPTIONAL LIFE PLANS AND SELECT LIFE PLAN

                  The consideration payable for this coverage shall be based on the Annual Mortality Charges shown in Exhibit VI, multiplied by the following pay percentages:

                                              YEARS
                                              -----
                CLASS                 1        2-10         11+
                -----                 -        ----         ---
              Nonsmoker               0%       58%          72%
              Smoker                  0%       62%          75%

                  For substandard table ratings, the rates will be increased by
              25% per table.

                  The premium will be increased by any flat extra premium
              charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra or 20% of any first year temporary flat extra premium, and 20% of any renewal flat extra premium.

                  Increases in the death benefit that are underwritten in
              accordance with the CEDING Company's usual underwriting standards for individually selected risks for new issues will be treated as new business and the percentages will recommence at the first year.

              INCREASES ON EXCEPTIONAL LIFE I & EXCEPTIONAL RETIREMENT LIFE I

                  The consideration payable for this coverage shall be based on the Annual Mortality Charges as shown in Exhibit VI, multiplied by the following pay percentages:

                                              YEARS
                                              -----
                CLASS                 1        2-10         11+
                -----                 -        ----         ---
              Nonsmoker               0%       58%          72%
              Smoker                  0%       62%          75%

                  For substandard table ratings, the rates will be increased by
              25% per table.

                  The premium will be increased by any flat extra premium
              charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra or 10% of any first year temporary flat extra premium, and 10% of any renewal flat extra premium.

              REINSURED AMOUNTS IN EXCESS OF $3,000,000 PER INSURED LIFE

                  Premiums for life reinsurance of amounts in excess of
              $3,000,000 per insured life will be based on the annual rates shown in Exhibit III (Rev. 1-1-93).

                  For substandard table ratings, the rates will be increased by
              25% per table.

                  The premium will be increased by any flat extra premium
              charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra or 20% of any first year temporary flat extra premium, and 20% of any renewal flat extra premium.

III. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      ---------------------------

Title: AVP & Actuary                           Title: VP & Actuary
       ----------------------                         ------------------------

Date: May 11, 1995
      -----------------------

                         SAINT LOUIS REINSURANCE COMPANY

By: /s/                                        By: /s/
    -------------------------                      ---------------------------

Title: Vice President                          Title: Executive Vice President
       ----------------------                         ------------------------

Date: 5-3-95
      -----------------------

                                    477-0-14

                                AMENDMENT TO THE

              AUTOMATIC REINSURANCE AGREEMENT Dated August 1, 1986

                                     between

    STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA, Worcester, Massachusetts
                                (Ceding Company)

                                       and

                  RGA REINSURANCE COMPANY, St. Louis, Missouri

I.   NAME CHANGE FOR CEDING COMPANY - Effective October 11, 1995

     As a result of demutualization effective October 11, 1995, the name of the Ceding Company has been changed from State Mutual Life Assurance Company of America to First Allmerica Financial Life Insurance Company. This Automatic Agreement and the Amendments and Addendums to it are hereby amended to reflect this name change. All provisions contained in these documents now apply to business ceded by First Allmerica Life Insurance Company to RGA Reinsurance Company.

II.  NAME CHANGE FOR SUBSIDIARY OF CEDING COMPANY - Effective October 1, 1995

     The name of the subsidiary whose business is reinsured and ceded by the Ceding Company to RGA Reinsurance Company under this Agreement has been changed effective October 1, 1995 from SMA Life Assurance Company to Allmerica Financial Life Insurance and Annuity Company and this Agreement is hereby amended to reflect this name change.

III. All provisions of the Automatic Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
            (Formerly State Mutual Life Assurance Company of America)

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      -----------------------

Title: AVP& Actuary                            Title: VP & Actuary
       ----------------------                         --------------------

Date: 2/12/96
      -----------------------

                             RGA REINSURANCE COMPANY

By: /s/                                        By: /s/
    -------------------------                      -----------------------

Title: Vice President                          Title: Executive Director
       ----------------------                         --------------------

Date: 1-26-96
      -----------------------

                                AMENDMENT TO THE

                              REINSURANCE AGREEMENT

                                     between

          STATE MUTUAL LIFE ASSURANCE COMPANY, Worcester, Massachusetts
                          (hereinafter called "RGA Re")

                                       and

                  RGA REINSURANCE COMPANY, St. Louis, Missouri
                          (hereinafter called "RGA Re")

  This Amendments is Effective the Original Date of the Reinsurance Agreement.

I.   CLAIMS

     Effective the Original Date of all Reinsurance Agreements containing Facultative Provisions, the following paragraph is hereby added to the Claims provision:

          "In the event RGA RE does not receive notification of acceptance from the CEDING COMPANY prior to the death occurring, then RGA RE will apply the CEDING COMPANY'S tie breaker rules as described in Attachment A to this Amendment."

II. All provisions of the Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                       STATE MUTUAL LIFE ASSURANCE COMPANY

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      ----------------------

Title: AVP& Actuary                            Title: VP & Actuary
       ----------------------                         -------------------

Date: January 18, 1996
      -----------------------

                             RGA REINSURANCE COMPANY

By: /s/                                        By: /s/
    -------------------------                      ----------------------

Title: Vice President                          Title: Exec. Director
       ----------------------                         -------------------

Date: 5-6-96
      -----------------------

                                                                    Attachment A

                          Facultative Tie Breaker Rules

(Companies shown below are ranked from the lowest reinsurance cost to the highest reinsurance cost. If same number within a column, cost is equal.)

                             UNIVERSAL LIFE                  EXECTERM II                 TEN YR. TERM
                             (INCLUDES VEL                       AND                    & STATE MUTUAL
    INHEIRITAGE              AND ADVANTAGE)                   FLEXTERM                     BUSINESS
    -----------              --------------                  -----------                ---------------
1. Conn. General (K)         1. Life Re (G)               1. Gen. American (D)         1. Life Re (G)

1. Gen. American (D)         2. Conn. General (K)         2. Life Re (G)               2. Gen. American (D)

1. Lincoln (X)               3. Cologne (B)               3. Conn. General (K)         3. Lincoln (X)

                             4. Lincoln (X)               4. Lincoln (X)               4. Cologne (B)

                             5. Gen. Amer. (D)                                         5. Conn. General (K)

                                    477-04-00

                                    ADDENDUM

                                     to the

       AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT Dated July 1, 1986

                                     between

   FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, Worcester, Massachusetts

                                       and

                  RGA REINSURANCE COMPANY, St. Louis, Missouri

                   This Addendum is Effective February 1, 1997

I.   ADDITION OF SINGLE PREMIUM VARIABLE UNIVERSAL LIFE

     Effective February 1, 1997, reinsurance required by the CEDING COMPANY on the policy plan listed below will be assumed by RGA RE under the terms of this Agreement:

              SINGLE PREMIUM VARIABLE UNIVERSAL LIFE (Form 1030-96)

     For this plan, the first year net amount at risk must equal or exceed $50,001 for any reinsurance to be ceded.

     Article I, Paragraph A of this Agreement is hereby revised as follows to document the addition of the above plan:

     "ARTICLE I              AUTOMATIC COVERAGE

            A. All automatic reinsurance required by the CEDING COMPANY on conventionally underwritten risks under the policy plan listed below shall be ceded on a quota-share basis and 10% of all such amounts so ceded shall be automatically assumed by RGA RE in accordance with the terms of this
     Agreement:

                            ELPLUS 93 (Form #1019-93)
                               EXCEPTIONAL LIFE II
                              EXCEPTIONAL LIFE PLUS
                         EXCEPTIONAL RETIREMENT LIFE II
                              VARI-EXCEPTIONAL IFE
                            VARI-EXCEPTIONAL LIFE 91
                              VEL93 (Form #1018-93)
                         INCREASES ON EXCEPTIONAL LIFE I
                   INCREASES ON EXCEPTIONAL RETIREMENT LIFE I
                           SELECT LIFE (Form #1027-95)
             SINGLE PREMIUM VARIABLE UNIVERSAL LIFE (Form #1030-96)"

II.  REINSURANCE PREMIUMS

     Article IV, Paragraph A, of this Agreement is hereby revised as follows to document the premium basis applicable to the single Premium Variable Universal Life plan:

     "ARTICLE IV       REINSURANCE

        A. The basis for figuring the premiums payable for this coverage shall be determined according to the amount reinsured per insured life as follows:

              FIRST $3,000,000 REINSURED PER INSURED LIFE

              EXCEPTIONAL LIFE PLANS, SELECT LIFE PLAN, AND SINGLE PREMIUM VARIABLE UNIVERSAL LIFE PLAN

              The consideration payable for this coverage shall be based on the Annual Mortality Charges shown in Exhibit VI, multiplied by the following pay percentages:

                                                 YEARS
                                                 ------
                CLASS             1              2 - 10        11 +
                -----             -              ------        ----
              Nonsmoker           0%              58%           72%

              Smoker              0%              62%           75%

              For substandard table rating, the rates will be increased by 25% per table.

              The premium will be increased by any flat extra premium charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years of more) extra or 20% of any first year temporary flat extra premium, and 20% of any renewal flat extra premium.

              Increases in the death benefit that are underwritten in accordance with the CEDING COMPANY'S usual underwriting standards for individually selected risks for new issues will be treated as new business and the percentages will recommence at the first year.

              INCREASES ON EXCEPTIONAL LIFE I & EXCEPTIONAL RETIREMENT LIFE I

              The consideration payable for this coverage shall be based on the Annual Mortality Charges as shown in Exhibit VI, multiplied by the following pay percentages:

                                                 YEARS
                                                 ------
                CLASS             1              2 - 10        11 +
                -----             -              ------        ----
              Nonsmoker           0%              58%           72%

              Smoker              0%              62%           75%

              For substandard table ratings, the rates will be increased by 25% per table.

              The premium will be increased by any flat extra premium charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra of 10% of any first year temporary flat extra premium, and 10% of any renewal flat extra premium.

              REINSURED AMOUNTS IN EXCESS OF $3,000,000 PER INSURED LIFE

              Premiums for life reinsurance of amounts in excess of $3,000,000 per insured life will be based on the annual rates sown in Exhibit II (Rev. 1/1/93).

              For substandard table ratings, the rates will be increased by 25% per table.

              The premium will be increased by any flat extra premium charged the insured on the face amount initially reinsured, less total allowances in the amount of 100% of any first year permanent (payable 6 years or more) extra or 20% of any first year temporary flat extra premium, and 20% of any renewal flat extra premium."

III. ADDITION OF UNDERWRITING GUIDELINES

     Effective February 2, 1997, Underwriting Guidelines are hereby added as
     Article XVII.

IV. All provisions of the Automatic and Facultative Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      --------------------

Title: AVP & Actuary                           Title: VP & Actuary
       ----------------------                         -----------------

Date: April 28, 1997                           Date: April 28, 1997
      -----------------------                        ------------------

RGA REINSURANCE COMPANY

By: /s/
    -------------------------

Title: Vice President
       ----------------------

Date: 4-22-97
      -----------------------

                                                                    ARTICLE XVII

                          SPVUL Underwriting Processes

                             Simplified Underwriting
                         (Based on Age and Face Amount)

1.   An applicant must pay guideline single premium to qualify - See Exhibit I.

2. An applicant completes the Simplified Underwriting questions (two questions).

3. If the applicant answers NO to all questions, the applicant skips all other underwriting questions.

     Allmerica will request an MIB.

     a. If the MIB is okay, Allmerica will issued the contract as soon as the payment is received and all forms are complete.

     b. If the MIB is not okay, Allmerica will contact the applicant directly for additional information. Based on information obtained from the applicant, Allmerica will decide what additional actions will be needed, i.e., contacting the applicant's personal physician, a medical test relating to the specific item and, in rare cases, a complete medical exam.

4. If the applicant answers YES to any of the questions, they will also complete the Additional Underwriting Information Section (Question #10).

     Allmerica will request an MIB.

          Allmerica will decide what additional actions will be needed, i.e., contacting the applicant's personal physician, a medical test relating to the specific item and, in rare cases, a complete medical exam.

                                                                    ARTICLE XVII

                          SPVUL UNDERWRITING PROCESSES

                            Basic - Full Underwriting
                         (Based on Age and Face Amount)

1.   An applicant completes the Basic Underwriting questions (five questions).

          Allmerica will request an MIB.

2. If the applicant answers YES to the "medical" questions, they will also complete the Additional Underwriting Information Section.

3. If the applicant answers YES to any of the other questions, Allmerica will send the applicant the proper Allmerica form(s).

4. Allmerica will contact Paramedical firm to order a medical exam or other normal age and amount requirements on the applicant.

                                                                    ARTICLE XVII

                             SIMPLIFIED UNDERWRITING
                                     (SPVUL)

                        AGE               SINGLE PREMIUM (MAX)
                      -------           ------------------------
                      0 - 24            Simplified Not Available

                      25 - 45                  $  25,000

                      45 - 55                  $  30,000

                      56 - 65                  $  50,000

                      66 - 80                  $ 100,000

                       81 +             Simplified Not Available

                                    477-00-15

                                    AMENDMENT

                                     to the

               AUTOMATIC REINSURANCE AGREEMENT Dated July 1, 1986

                                     between

   FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, Worcester, Massachusetts
                    (hereinafter called the "CEDING COMPANY")

                                       and

                  RGA REINSURANCE COMPANY, St. Louis, Missouri
                      (hereinafter called the "REINSURER")

                   This Amendment is Effective August 1, 1997

I.   ISSUE AGE LIMIT EXTENDED TO AGE 85

     Effective August 1, 1997, Exhibit A, Retention Schedule (Rev. 1/1/93) is hereby revised and replaced by the attached Exhibit A, Retention Schedule (Rev. 8/1/97) which now shows the extended issue age limit.

III. All provisions of the Automatic Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/ Robert P. Mills, Jr.                   By: /s/
    -------------------------                      -------------------

Title: AVP & Actuary                           Title: VP & Actuary
       ----------------------                         ----------------

Date: 8/19/97                                  Date: 8/19/97
      -----------------------                        -----------------


RGA REINSURANCE COMPANY

By: /s/
    -------------------------

Title: Vice President
       ----------------------

Date: 8/12/97
      -----------------------

                                    EXHIBIT A

                  FIRST ALLMERICA FINANCIAL RETENTION SCHEDULE

                            Effective August 1, 1997

                                      LIFE

                                STANDARD RISKS,
                        SPECIAL CLASSES A THROUGH H AND        SPECIAL CLASSES J., L & P, AND
          AGES           FLAT EXTRAS OF $20.00 OR LESS         FLAT EXTRAS OF $20.01 AND OVER
          ----           -----------------------------         ------------------------------
           0                      $   500,000                            $   250,000

         1 - 60                     2,000,000                              1,000,000

        61 - 70                     1,000,000                                500,000

        71 - 80                       500,000                                250,000

        81 - 85             500,000 (up to Table F)

Notes:   (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

         (2)  The minimum size reinsurance case will be $50,001.

AVIATION

         Any situation involving aviation will use a $500,000 retention.

WAIVER OF PREMIUM DISABILITY & ACCIDENTAL DEATH BENEFITS

         Fully retained.

                                        2